Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of First National Corporation for the period ended March 31, 2017, I, Scott C. Harvard, President and Chief Executive Officer of First National Corporation, hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	such Form 10-Q for the period ended March 31, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Form 10-Q for the period ended March 31, 2017, fairly presents, in all material respects, the financial condition and results of operations of First National Corporation.

Date:	May 12, 2017	/s/ Scott C. Harvard
Scott C. Harvard
President and Chief Executive Officer